Exhibit 10.4

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is effective the 21st  day of March, 2010 (the “Effective Date”) by and between WATT ELKHORN ASSOCIATES, L.P., a California limited partnership (“Seller”), and RETAIL OPPORTUNITY INVESTMENTS CORP., a Delaware corporation (“Buyer”).

RECITALS

A. Seller owns all right, title and interest in the land and all improvements thereon, including an approximately 150,200 square foot shopping center, commonly known as the Watt Towne Center located at the northeast corner of Watt Avenue and Elkhorn Blvd. in Sacramento, California, the legal description of which is attached as Exhibit A (the “Property”), and Buyer desires to purchase the Property from Seller.  If no legal description is attached, or if the legal description is incomplete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed, corrected or inserted to meet the requirements of the Preliminary Commitment (defined in Section 5), subject to Buyer’s and Seller’s reasonable approval.

B. Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, the Property on the terms and conditions set forth in this Agreement.

TERMS

NOW, THEREFORE, the parties agree as follows:

1. Purchase and Sale of Property.  Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property.  The Property also includes the personal property owned by Seller and exclusively used in the operation of the Property, which shall be conveyed to Buyer at closing pursuant to a bill of sale in the form attached as Exhibit B.  The list of personal property to be conveyed shall be provided by Seller to Buyer within ten (10) days after the Effective Date.  The Property also includes any and all water, access and other rights, easements, and interests appurtenant to the Property, and all construction warranties owned by Seller and related to the improvements on the Property.

2. Purchase Price.  The purchase price (“Purchase Price”) for the Property shall be SEVENTEEN MILLION FOUR HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($17,420,000.00), subject to adjustment as provided in Sections 2.1 and 2.2 below.  At closing, Buyer will assume Seller’s obligations on an existing loan from Wells Fargo (“Lender”) secured by the Property with a total current balance of approximately ELEVEN MILLION AND NO/100 DOLLARS ($11,000,000.00) (the “Assumed Loan” with the loan documents thereunder referred to as the “Loan Documents”).  The total balance of the Assumed Loan shall be applied to the Purchase Price and Buyer will pay the remainder of the Purchase Price in cash at closing.

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2.1           Purchase Price Adjustment (Sonic).  TWO MILLION FIFTY-SEVEN THOUSAND AND NO/DOLLARS ($2,057,000.00) of the Purchase Price (the “Pad Price”) is attributable to a pad included within the Property (the “Pad”) which has been leased to Sonic.  As of the Effective Date, Seller has not completed construction of Sonic’s building on the Pad.  Seller shall not be entitled to receive payment of the Pad Price at closing.  Buyer shall pay the Pad Price to Seller, if at all, as follows: (i) fifty percent (50%) of the Pad Price shall be paid to Seller upon Seller’s completion of construction of Sonic’s building on the Pad in accordance with Sonic’s lease and applicable law; and (ii) fifty percent (50%) of the Pad Price shall be paid to Seller upon the occurrence of all of the following events: (a) Sonic’s opening for business on the Pad; (b) the commencement of full rent payment by Sonic under its lease; and (c) delivery to Buyer of all unconditional lien waivers, final permits and certificates of occupancy required by Sonic’s lease and applicable law for Sonic to operate its business in its building on the Pad or requested by Buyer.  If and when such amount shall be payable to Seller as provided above, Buyer shall deposit the applicable fifty percent (50%) of the Pad Price in escrow with the Title Company with instructions that it be immediately released to Seller.  If Sonic’s lease is terminated on account of Sonic’s default or Seller fails to construct Sonic’s building as required by Sonic’s lease, Seller shall not be entitled to any portion of the Pad Price or to any other compensation with respect to the Pad.

2.2           Purchase Price Adjustment (Anna’s Linens).  Buyer shall pay Seller SEVEN HUNDRED SIXTY-SEVEN THOUSAND AND NO/DOLLARS ($767,000.00) (the “Additional Price”) in addition to the Purchase Price set forth above, if at all, only if each of the following events occur within six (6) months after the Closing Date: (i) mutual execution by Buyer and Anna’s Linens of a written lease renewal secured by Don Gaube on terms and conditions acceptable to Buyer in its reasonable discretion, which must include an increase in base rent by an amount not less than $67,000 per year; and (ii) Anna’s Linens has not defaulted under the terms of its lease.  If, and only if, all of the events described above occur within six (6) months after the Closing Date, Buyer shall deposit the Additional Price in escrow with the Title Company with instructions that it be immediately released to Seller.  If, for any reason, all of the above events have not occurred within six (6) months after the Closing Date, Seller shall not be entitled to any portion of the Additional Price.

3. Earnest Money.  Within three (3) business days after mutual execution and delivery of this Agreement, Buyer shall pay ONE HUNDRED TWENTY-ONE THOUSAND AND NO/100 DOLLARS ($121,000.00) as earnest money (the “Earnest Money”) in cash. The Earnest Money shall be deposited with First American Title Insurance Company (the “Title Company”), 1850 Mt. Diablo Blvd., Suite 300, Walnut Creek, California 94596, Attention:  Pam Nicolini (phone 925.927.2173; fax 925.927.2190; email pnicolini@firstam.com), and shall be deposited into an interest-bearing escrow account with the Title Company in accordance with the terms of this Agreement.  Upon Buyer’s waiver of its conditions set forth in Sections 6.1 through 6.3, Buyer shall deposit an additional ONE HUNDRED TWENTY-ONE THOUSAND AND NO/100 DOLLARS ($121,000.00) in escrow as additional Earnest Money.  All Earnest Money shall be applied to the payment of the Purchase Price at closing.  Any interest earned on the Earnest Money shall be part of the Earnest Money.  All Earnest Money shall be returned to Buyer in the event any condition to Buyer’s obligation to purchase the Property shall fail to be

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timely satisfied or waived by Buyer or in the event this transaction fails to close as a result of a casualty, condemnation, or default by Seller.

4. Survey and Environmental Assessments.  During the Contingency Period (as defined in Section 6), Buyer may, at its sole discretion and expense, but subject to Section 6.2 below: (a) commission a surveyor of Buyer’s choice to prepare an ALTA survey of the Property; and (b) engage an environmental consultant of Buyer’s choice to prepare a Phase I environmental site assessment of the Property and, if recommended by such consultant, obtain a Phase II environmental site assessment and perform any recommended testing.  Seller shall cooperate with Buyer’s obtaining such survey and environmental site assessments.

5. Title Documents.  On the Effective Date, Seller shall instruct the Title Company to deliver to Buyer a preliminary commitment for title insurance issued by the Title Company (the “Preliminary Commitment”), along with all documents, whether recorded or unrecorded, referred to in the Preliminary Commitment (“Title Documents”).  Buyer shall have until five (5) business days following the later of the Effective Date or Buyer’s receipt of the Preliminary Commitment and the Title Documents to give Seller written notice of Buyer’s disapproval of any condition or exception to title affecting the Property (“Buyer’s Title Notice”).  If Buyer disapproves of any such matter of title, then, within five (5) days after Seller’s receipt of Buyer’s Title Notice, Seller shall give Buyer written notice (“Seller’s Title Notice”) of those disapproved title conditions and exceptions, if any, that Seller agrees to eliminate from the title policy and as exceptions to title, or otherwise to correct.  Seller’s failure to deliver Seller’s Title Notice within such five (5)-day period shall be deemed Seller’s election not to eliminate from the title policy the title conditions and exceptions noted in Buyer’s Title Notice.  If Buyer approves of Seller’s Title Notice, Seller shall eliminate from the title policy, by the Closing Date, those disapproved title conditions and exceptions that Seller has elected to eliminate in Seller’s Title Notice, and any failure to eliminate such exceptions or cure such objections shall constitute a default by Seller giving rise to the rights established pursuant to Section B.16 below.  If Buyer does not approve of Seller’s Title Notice, this Agreement shall terminate as provided in Section 7.  All title exceptions not objected to by Buyer and all title exceptions Seller elects not to eliminate in Seller’s Title Notice shall be “Permitted Exceptions.”  Notwithstanding anything to the contrary herein, Seller has no obligation to remove any matter of title unless Seller has expressly agreed to do so as provided in this Agreement.

6. Buyer’s Closing Conditions.  The conditions set forth in this Section are solely for the benefit of Buyer and may be waived only by Buyer and, except as otherwise specifically set forth herein, only if such waiver is set forth in a writing signed by Buyer.  Closing and Buyer’s obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the conditions set forth in Sections 6.1 through 6.3 not later than twenty-one (21) days after the Effective Date (the “Contingency Period”).  Closing and Buyer’s obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction of the conditions set forth in Sections 6.4 to 6.9 on or before the Closing Date.  Notwithstanding the above, if Buyer requires additional time to complete its assumption of the Assumed Loan, Buyer shall have the right to extend the Contingency Period for up to thirty (30) additional days by providing written notice to Seller thereof prior to the expiration of the then current Contingency Period; provided, that Buyer has promptly complied with all reasonable requests of Lender and

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Buyer’s obligations under this Section below and such extension is supported by factual information confirming Lender’s or Buyer’s need for additional time.

6.1 Review and Approval of Documents and Materials.  On or before the expiration of the Contingency Period, Buyer shall have approved any documents and materials delivered by Seller to Buyer pursuant to this Section.  Unless otherwise noted below with respect to any specific item, within five (5) days after the Effective Date, Seller shall deliver to Buyer, for Buyer’s review and approval, the following documents and materials respecting the Property, which are in Seller’s possession, custody, or control (collectively, the “Seller’s Documents”):

6.1.1 Real and personal property tax statements for the most recent tax year.

6.1.2 All material and relevant environmental reports, studies and assessments concerning the Property, including but not limited to all final environmental reports, studies and assessments.

6.1.3 All material and relevant soils, geotechnical, drainage, seismological and engineering reports, studies and assessments concerning the Property, including but not limited to all final soils, geotechnical, drainage, seismological and engineering reports, studies and assessments.

6.1.4 Any CC&Rs, management agreements or other agreements relating to all or any portion of the Property.

6.1.5 All tenant leases and other occupancy or use agreements and any amendments thereto concerning the Property (the “Leases”) along with any tenant financial statements, and a current rent roll and aged receivables report for the Property.

6.1.6 Operating statements, copies of sales reports and CAM reports and reconciliations for the Property for the current year to date, and the previous four (4) calendar years.

6.1.7 All certificates of occupancy for the Property.

6.1.8 All service contracts and construction and equipment warranties.

6.1.9 All documents related to the Assumed Loan.

Seller represents and warrants to Buyer that Seller shall provide Buyer with the documents described on the attached Exhibit F and that such documents constitute all of the above described Seller’s Documents in Seller’s possession, custody or control.  If any Seller’s Documents are delivered to Buyer more than five (5) days after the Effective Date, the Contingency Period shall be extended by one day for each day which such Seller’s Documents were delivered late.  For example, if additional Seller’s Documents are not delivered to Buyer until the tenth day after the Effective Date, the Contingency Period shall be extended by five days.  Except as otherwise expressly set forth in Section 8.1 hereof, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness

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of or conclusions drawn in the information contained in Seller’s Documents except that Seller’s Documents prepared by Seller or its agents or employees shall be complete and accurate in all material respects.  From the Effective Date through the Closing Date unless this transaction is earlier terminated, Seller shall make available to Buyer and its agents, employees and contractors all of Seller’s files, books, records and other sources of information with respect to the Property wherever located for Buyer’s inspection and copying.  Buyer acknowledges that any and all Seller’s Documents that are not otherwise known by or available to the public are proprietary and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property.  Unless and until the Closing occurs, Buyer agrees not to disclose such non-public Seller’s Documents, or any of the provisions, terms or conditions thereof, to any party outside of Buyer’s organization except as otherwise provided below.  Buyer shall return all Seller’s Documents, on or before three (3) business days after the first to occur of (a) such time as Buyer notifies Seller in writing that it shall not acquire the Property, or (b) such time as this Agreement is terminated for any reason.  This Section 6.1 shall survive any termination of this Agreement without limitation.

6.2 Inspections.  During the Contingency Period, Buyer shall have approved the condition of the Property in Buyer’s sole discretion.  Seller shall permit Buyer and its agents, at Buyer’s sole expense and risk, to enter the Property, at reasonable times during normal business hours after reasonable prior notice to Seller and after prior notice to tenants of the Property as required by the Leases, if any, and in accordance with the terms of such Leases to conduct inspections, investigations, tests, and studies concerning the Property and, at the election of Seller, accompanied by a representative of Seller, provided that any such representative of Seller shall comply with the schedules and timetables of Buyer and its agents, employees, contractors and consultants in inspecting the Property.  Subject to the terms of this Section 6.2, Buyer, at its expense, may also undertake the following activities with respect to the Property: (i) third-party review of any environmental, geotechnical and other reports provided by Seller; (ii) preparation of design, planning or density studies; (iii) engineering reviews, including review of building structure and mechanical systems; (iv) preparation of an independent market survey, geotechnical and other reports; (v) review of historic preservation issues; (vi) review of local government files and documents, as well as applications and correspondence between and on behalf of Seller and any local government; and (vii) other matters pertaining to the title, physical condition or any other aspect of the Property.  Buyer shall also have the right to discuss this Agreement and the Property with third parties, including lenders, contractors and government officials and representatives, but Buyer will not contact any tenant or other occupant of the Property without the prior approval of Seller, which approval shall not be unreasonably withheld, conditioned or delayed and Seller may elect to arrange and/or participate in all or any portion of such contacts.

6.2.1 Testing.  In connection with any testing of the Property by Buyer, its agents, employees, representatives and/or contractors, which would include boring or removing of samples, such testing shall require that Buyer provide advance written notice thereof to Seller, specifying the date, time and anticipated duration of the entry; the purpose and scope of testing; and the identity of each person who will enter on Buyer’s behalf; be subject to Seller’s prior consent (which shall not be unreasonably withheld, conditioned or delayed); occur only in the presence of Seller’s designated

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representative(s), provided that any such representative of Seller shall comply with the schedules and timetables of Buyer and its agents, employees, contractors and consultants in inspecting the Property; be subject to the rights of the tenants under the Leases; and be conducted so as to minimize, to the greatest extent possible, interference with Seller’s business and the business of Seller’s tenants under the Leases.  Buyer shall dispose of any samples requiring disposal after all such tests and shall dispose of such sample material at its cost in accordance with law.  Seller shall notify Buyer of its approval or disapproval of the proposed testing within three (3) business days after receipt of such notice from Buyer.  If Seller fails to so notify Buyer within such three (3) business day period, Seller shall be deemed to have rejected the proposed testing.  Buyer acknowledges and agrees as follows:  (a) Buyer’s inspection shall not cause any material injury to the Property; (b) Buyer, at its sole cost and expense, shall promptly repair any damage to the Property caused by the foregoing; and (c) Buyer shall pay all costs and expenses incurred by Buyer in connection with the foregoing.  Seller and/or its representative(s) may, but shall have no obligation, to be present to observe any testing or other inspection performed on the Property.

6.2.2 Insurance.  Buyer shall require its contractors performing the above inspections and testing prior to any entry on the Property beyond a visual inspection to name Seller as an additional insured such contractor’s policy of comprehensive general liability insurance with coverage of at least $1 million per occurrence, $1 million aggregate and a deductible of $1,000 or less with appropriate endorsements; cause the insurance carrier to waive subrogation against Seller and its employees, agents and contractors; and shall provide Seller with certificates of insurance and copies of the endorsements evidencing the foregoing upon request.  Buyer shall require anyone acting on Buyer’s behalf to carry worker’s compensation insurance to the extent required by applicable law covering any activities of employees on the Property and to provide Seller with certificates of such insurance upon request.

6.2.3 Test Results.  All results of all tests and inspections shall be reported to Seller and copies of all reports, studies and other documents including the results of tests and inspections shall be delivered to Seller.

6.2.4 Indemnity.  Buyer hereby agrees to indemnify and hold Seller harmless from and against any loss, cost, liability or damage to person or the improvements at the Property or mechanic’s liens suffered or incurred by Seller to the extent caused by Buyer or its agents’ entry onto the Property prior to closing, and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section.  This Section 6.2.4 shall survive the Closing and/or any termination of this Agreement.

6.3 Financing.  On or before the expiration of the Contingency Period, Buyer’s satisfaction with Buyer’s financing, including, without limitation, the terms and conditions of the Assumed Loan.

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6.4 Audit Inquiry and SEC Compliance.  On and as of the Closing Date, Seller shall have reasonably cooperated with Buyer under this Section 6.4.  Seller acknowledges that Buyer may be required to make certain filings with the Securities and Exchange Commission (the "SEC Filings") that relate to the most recent preacquisition fiscal year and the current fiscal year through the date of acquisition for the Property.  Seller agrees to reasonably assist Buyer in preparing the SEC Filings and to provide access to Buyer’s information reasonably required in connection thereto.  In that regard, Seller acknowledges that as a REIT, Buyer will be required after the Closing to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller agrees to be bound by and to comply with the provisions set forth in Exhibit G attached hereto and made a part hereof in order to facilitate such compliance by Buyer; provided that, notwithstanding anything contained in this Agreement or in Exhibit G to the contrary, it is understood and agreed that Seller will not be exposed to any liability on account thereof.  The foregoing covenant of Seller shall survive the Closing for a period of one (1) year.

6.5 No Material Changes.  On and as of the Closing Date, there shall have been no material adverse changes in the physical or economic condition of the Property, other than such changes as may be contemplated by this Agreement.

6.6 Representations, Warranties and Covenants of Seller.  On and as of the Closing Date, Seller shall have duly and timely performed each and every material agreement to be performed by Seller hereunder (subject to Seller’s cure rights below) and Seller’s representations and warranties set forth in this Agreement shall be true and correct in all material respects.

6.7 Assumed Loan.  As of the Closing Date, Buyer shall have assumed Seller’s obligation under the Assumed Loan on terms and conditions acceptable to Buyer in its sole discretion, and all required approvals from Lender shall have been obtained.  Seller shall reasonably cooperate and assist with obtaining the consent of Lender to Buyer’s assumption of the Assumed Loan.  Promptly following the Effective Date and Buyer’s receipt of Lender’s loan assignment and assumption application, Buyer shall submit to Lender (or its servicer, as applicable) a completed loan assignment and assumption application (the “Loan Assumption Application”) for Buyer’s proposed assumption of the Assumed Loan.  Subsequently, Buyer and Seller shall use commercially reasonable efforts to cause the Lender (or its loan servicer, as applicable) to consent to the conveyance of the Property by Seller to Buyer and to agree to allow Buyer to assume the obligations of the maker and the trustor under the Note, the Deed of Trust and the other Loan Documents.  In that regard, if Buyer waives its conditions set forth in Sections 6.1 to 6.3 above, Buyer desires to form a new limited liability company to take title to the Property at Closing, Lender requires Buyer to guaranty such new limited liability company’s obligations under the Assumed Loan, Buyer elects not to provide such guaranty, and this transaction fails to close as a result of a default by Buyer, then Buyer shall reimburse Seller for any out-of-pocket costs and expenses incurred by Lender and its service provider which Seller is obligated to pay to Lender, if any.  In connection with the assignment and assumption of the Assumed Loan, at Closing Seller and Buyer shall each pay one-half (1/2) of: (i) any assumption fee required by the Lender (or the loan servicer), (ii) all costs related to the proposed assumption, (iii) all out-of-pocket costs and expenses incurred by Lender and the loan servicer, which may include, without limitation, attorneys’ fees and title costs, and (iv) all fees and/or costs required

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by the Lender to process and complete the Loan Assumption Application and the Assumed Loan.  Buyer shall also reimburse Seller for any reserves or impound accounts held by Lender for Seller’s account at Closing, which Buyer shall be credited when it assumes the Assumed Loan.  In addition to the foregoing, Seller’s obligation to complete the sale of the Property to Buyer is expressly conditioned upon (x) Seller obtaining a full release from all obligations under the Note, the Deed of Trust and the other Loan Documents (including, without limitation, a release of any guarantor or indemnitor in connection therewith), and Seller shall not be obligated to sell the Property to Buyer unless Seller (and all guarantors and indemnitors) obtains such a release, and (y) Seller agreeing to and approving (in Seller’s sole discretion) the terms and conditions of any documents required by the Lender (and/or its servicer) to be executed by the Seller and/or the Seller’s guarantors and/or indemnitors in connection with the sale of the Property and/or the assignment and assumption of the Note, the Deed of Trust and all other Loan Documents.  Buyer acknowledges that Seller shall have no liability in the event that the Lender does not consent to Buyer’s assumption of the Assumed Loan.

6.8 Estoppel Certificates.  On and as of the Closing Date, Seller shall have provided Buyer with estoppel certificates in the form attached hereto as Exhibit H (or, if applicable, the form required under each applicable lease)for all tenants of the Property occupying 5,000 s.f. or more, certifying that such tenants’ leases are in full force and effect and there is no breach or default thereunder, and such other information as Buyer shall reasonably require, and Seller shall have provided Buyer with such estoppel certificates for at least 80% of all other tenants of the Property.  If Seller is unable to provide an estoppel certificate from any tenant occupying less than 5,000 s.f. of the Property, Seller will provide Buyer with the form of estoppel certificate attached hereto as Exhibit I.

6.9 Title Insurance.  On and as of the Closing Date, the Title Company shall be irrevocably committed to issue the Title Policy set forth in Section 11 to Buyer.

7. Termination.  If any condition set forth in Section 6 is not timely satisfied or waived by Buyer in writing for any reason, this Agreement shall automatically terminate.  Upon any such termination, all Earnest Money shall be immediately refunded to Buyer and this Agreement shall be of no further force or effect, except as expressly provided otherwise herein.

8. Representations and Warranties.

8.1 Seller’s Representations and Warranties.  Seller represents and warrants (which representations and warranties are true and correct on and as of the Effective Date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date) to Buyer that:

8.1.1 Fee Title.  Seller has the authority and power to enter and execute this Agreement and convey the Property to Buyer free and clear of the claims of any third party or parties (including, without limitation, any elective share, dower, curtesy or community property rights of any spouse), except for the Permitted Exceptions, without further authorization or signature of any other person;

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8.1.2 Leasing Commissions.  There are as of the date hereof, and there shall be on the Closing Date, no leasing commissions due or owing, or to become due and owing, in connection with any leases, licenses or other occupancy agreements in connection with the Property, except as set forth in Section 18.10.  Seller shall be solely responsible for paying all leasing commissions for any Leases and New Leases (as defined in Section 9.2) entered into prior to closing.

8.1.3 Leases.  There are as the date hereof, and there shall be on the Closing Date, no leases, licenses or other occupancy agreements in connection with the Property except for the Leases included in the Seller’s Documents and any New Leases (as defined in Section 9.2).

8.1.4 Condemnation.  Seller has no knowledge of and has received no written notice of any pending or contemplated condemnation proceedings affecting all or any part of the Property.

8.1.5 Structural.  Seller has no knowledge of any material structural defects in the building or improvements on the Property.

8.1.6 Zoning/Violations.  To Seller’s knowledge, there is not now pending nor are there any proposed or threatened proceedings for the rezoning of the Property or any portion thereof.  During the period of Seller’s ownership of the Property, Seller has no knowledge of and has received no written notice that any zoning, subdivision, environmental, hazardous waste, building code, health, fire, safety or other law, order, ordinance, or regulation is violated by the continued maintenance, operation or use of the Property, including, without limitation, the improvements located thereon and any parking areas.

8.1.7 Permitted Exceptions.  To Seller’s knowledge, Seller has performed all obligations under and is not in default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions existing as of the date hereof.

8.1.8 Permits.  To Seller’s knowledge, all permits, licenses, authorizations and certificates of occupancy required by governmental authorities for Seller’s management, occupancy, and operation of the Property are in full force and effect.

8.1.9 Litigation.  No proceeding, suit or litigation relating to the Property or any part thereof, or Seller as it relates to its ownership of the Property or any aspect of the Property, is pending or, to Seller’s knowledge, threatened in any tribunal.  Seller is not the subject of, nor during the two (2) years prior to the Effective Date has Seller been the subject of,  nor has Seller received any written notice of or threat that it has or will become the subject of, any action or proceeding under the United States Bankruptcy Code, 11 U.S.C. §  101, et seq. (“Bankruptcy Code”), or under any other federal, state or local laws affecting the rights of debtors and/or creditors generally, whether voluntary or involuntary and including, without limitation, proceedings to set

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aside or avoid any transfer of any interest in property or obligations, whether denominated as a fraudulent conveyance, preferential transfer or otherwise, or to recover the value thereof or to charge, encumber or impose a lien thereon.

8.1.10 FIRPTA.  Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

8.1.11 Development.  Except as may be contained in the Permitted Exceptions or Seller’s Documents: (a) Seller has not entered into any written agreement currently in effect with a third party, including, without limitation, any governmental authority, relating to any development of the Property, and (b) Seller has received no notice of any restrictions on the ability of the Seller to develop or expand any portion of the Property in the future, other than as may be set forth in zoning and other applicable laws, ordinances, rules and regulations.

8.1.12 Agreements.  Seller is not a party to, and has no knowledge of, any agreements relating to the Property currently in effect other than the contracts provided to Buyer contained in the Seller’s Documents and the Permitted Exceptions.

8.2 Change in Representation / Waiver.  Notwithstanding anything to the contrary contained herein, Buyer acknowledges that Buyer shall not be entitled to rely on any representation made by Seller in Section 8.1 above to the extent, prior to or at Closing, the undersigned representative of Buyer shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty; provided, however, if Buyer determines prior to Closing that there is a breach of any of the representations and warranties made by Seller above, then Buyer may, at its option, by sending to Seller written notice of its election either (i) terminate this Agreement or (ii) waive such breach and proceed to Closing with no adjustment in the Purchase Price and Seller shall have no further liability as to such matter thereafter.  In the event Buyer terminates this Agreement for the reasons set forth above, the Earnest Money shall be immediately refunded to Buyer and neither Buyer nor Seller shall thereafter have any other rights or remedies hereunder other than under Section 16.1 hereof.  In furtherance thereof, Seller shall have no liability with respect to any of the foregoing representations and warranties or any representations and warranties made in any other document executed and delivered by Seller to Buyer, to the extent that, prior to the Closing, Buyer discovers or learns of information (from whatever source, including, without limitation the property manager, the tenant estoppel certificates or the Seller's Estoppel Certificates delivered hereunder, as a result of Buyer’s due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller's agents and employees) that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Buyer nevertheless consummates the transaction contemplated by this Agreement.

8.3 Seller’s Knowledge.  For purposes of this Agreement and any document delivered at Closing, whenever the phrases "to the best of Seller's knowledge", "to the current, actual, conscious knowledge of Seller" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having

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been made or any implied duty to investigate, of Donald F. Gaube and/or Lisa Divini, who shall have no personal liability under this Agreement or otherwise with respect to the Property.

8.4 Buyer’s Representations and Warranties.  As of the Effective Date, Buyer represents and warrants to Seller that Buyer (i) is duly organized and existing under the laws of the State of Delaware; (ii) is authorized to enter into the transaction contemplated in this Agreement; (iii) has the power and authority to enter into this Agreement; and (iv) has not filed voluntarily or involuntarily, for bankruptcy relief within the six (6)-month period preceding the date hereof.

9. Maintenance of Property/Insurance/Leasing.

9.1 Operation and Maintenance.  From and after the Effective Date through closing or the earlier termination of this Agreement, Seller shall: (a) manage, maintain, operate, and service the Property, including the negotiation and execution of new leases and modifications, extensions and renewals of existing Leases (each a "New Lease" and collectively, the “New Leases”), consistent with its current operations; (b) keep the Property and every portion thereof consistent with its current operations, subject to ordinary wear and tear; (c) maintain Seller’s current property damage insurance on the Property; and (d) not make any material alterations to the Property or remove any personal property owned by Seller therefrom used in the operation of the Property unless the personal property is lost, stolen, irreparably damaged, or replaced with property of similar quality and quantity.

9.2 New Leases.  From and after the Effective Date through the closing or earlier termination of this Agreement, Seller shall provide Buyer with copies of any letters of intent for New Leases signed by the prospective tenant (or if no letter of intent is available, a written description of the material terms of the New Lease including the name of the tenant; the square footage and location of the leased premises; the term; any free rent or other lease incentives; the rent structure including any escalation provisions; projected rent start date, tenant improvement and lease commission costs; and any other material financial obligations) prior to executing a binding New Lease.  During such period, Seller will enter into a New Lease of any portion of the Property or amend or modify any current Lease only with the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

9.3 Assignment of Lease.  At Closing, Seller shall assign and Buyer shall assume Seller’s obligations under all Leases and New Leases, pursuant to an assignment of leases in the form attached as Exhibit C (the “Assignment of Leases”).

9.4 Service Contracts.  Seller shall not extend, renew, modify, or replace any service contracts for the Property which cannot be terminated on or before the Closing without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

9.5 Assignment of Service Contracts.  At Closing, Seller shall assign to Buyer all service contracts that Buyer elects to assume, and Seller shall also assign to Buyer all construction and equipment warranties related to the Property, pursuant to an assignment of contracts and warranties in the form attached as Exhibit D (the “Assignment of Contract and

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Warranties”); provided, that such contracts and warranties are assignable without material expense by Seller to Buyer.

10. Closing.

10.1 Closing Date.  The purchase and sale of the Property will be closed on or before a date which is not more than seven (7) days after the expiration of the Contingency Period, as may be extended (the “Closing Date”), or at such other time as the parties may mutually agree.

10.2 Manner and Place of Closing.  This transaction will be closed in escrow at the offices of Title Company at the address set forth above, or at such other place as the parties may mutually agree.  Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement.

10.3 Prorations, Adjustments.  All the then current year’s ad valorem real property taxes and current utility expenses, and all income under any agreement concerning the Property that Buyer has approved to survive closing, and all rent and other expenses payable by tenants under the Leases for the month in which closing occurs shall be prorated and adjusted between the parties as of the Closing Date.  Rent and other expenses payable by tenants under the Leases which is delinquent as of the Closing Date shall remain the property of Seller and Seller shall retain the right to collect such amounts.  In addition, "true up" payments received from tenants attributable to a year-end reconciliation of actual and budgeted pass-through payments shall be allocated among Seller and Buyer pro rata in accordance with their respective period of ownership as set forth below.  The amount of any unapplied security deposits under the Leases held by Seller in cash at the time of Closing shall be credited against the Purchase Price; accordingly, Seller shall retain the actual cash deposits.  For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and, therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs.  The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing.  Seller and Buyer agree to cooperate and use reasonable efforts to make such adjustments no later than sixty (60) days after the Closing (or as soon thereafter as may be practicable, with respect to common area maintenance and other additional rent charges (including pass-throughs for real estate and personal property taxes and special assessments) payable by tenants under Leases).  Seller shall pay any loan assumption fees or charges assessed by Seller’s lender, its servicing agent or other affiliate in connection with the assignment and assumption of the Assumed Loan.  At closing, if all or any portion of the Property is specially assessed or taxed due to its use or classification, Seller shall pay and be solely responsible for any deferred tax, roll-back tax, special assessment and related charge, fine, penalty or other amount regardless of the period to which the same relates.  If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.  All municipal, county, state, and federal excise, transfer and documentary stamp taxes shall be paid by Seller at the time of closing.  This Section 10.3 shall survive the Closing.

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10.4 Closing Events.  Provided the Title Company has received the sums and is in a position to cause title to the Property to be conveyed to Buyer and the Title Policy to be issued as described herein, this transaction will be closed on the Closing Date as follows:

10.4.1 The Title Company will perform the prorations described in Section 10.3, and the parties shall be charged and credited accordingly.

10.4.2 Buyer shall pay the Purchase Price for the Property in cash, less the then current balance due on the Assumed Loan, less the Pad Price, and less deposits held by Seller under the Leases, adjusted for the charges and credits set forth in this Section, with a credit for the entire amount of all Earnest Money previously paid and all interest accrued thereon.

10.4.3 Buyer and Seller shall execute and deliver the Assignment of Leases and Assignment of Contracts and Warranties.

10.4.4 Seller shall execute and deliver a grant deed (the “Deed”) in a form reasonably acceptable to Buyer conveying and warranting to Buyer fee simple title in the Property.

10.4.5 The Title Company will deliver its commitment letter committing to issue the Title Policy described in Section 11 upon recordation of the closing documents.  Seller shall pay the title insurance premium for an ALTA standard coverage owner’s policy in the amount of the Purchase Price and the charges for obtaining and recording instruments required to clear title.  Buyer shall pay any additional premium for additional coverages and endorsements requested by Buyer.

10.4.6 The Title Company will record the Deed and Buyer shall be responsible for the standard recording fees of the recorder therefor.

10.4.7 The escrow fee shall be divided equally between the parties.

10.4.8 Seller shall deliver to the Title Company and Buyer at closing an affidavit certifying that there are no unrecorded leases or agreements upon the Property, that there are no mechanics’ or statutory liens against the Property (or any claims to such liens) and that Seller is not a “foreign person” under FIRPTA and any similar state law in form satisfactory to Buyer.

10.4.9 Seller shall have complied with all requirements of the state of California for the recording of the Deed.

11. Title Insurance.  On the Closing Date, Seller shall direct the Title Company to furnish Buyer with an ALTA standard coverage owner’s policy of title insurance (2006 form) in the amount of the Purchase Price, together with such additional coverages and endorsements, as Buyer may require, including extended coverage, in a form satisfactory to Buyer, insuring fee title to the Property in Buyer, subject only to the Permitted Exceptions (the “Title Policy”); provided, however that, consistent with Section 10.4.5 above, Seller shall be required to pay only

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the cost of the ALTA standard owner’s policy in the amount of the Purchase Price, and Buyer shall pay additional charges for such coverages.

12. Possession.  Seller shall deliver possession of the Property to Buyer on the Closing Date.  The respective rights and obligations of the parties not satisfied at or before Closing shall survive the delivery of the Deed and shall be binding upon and inure to the benefit of the parties and their respective heirs, assigns, successors, administrators and executors.  Each of Seller’s representations, warranties and covenants shall be deemed reaffirmed as of the Closing Date and each of the representations, warranties and covenants shall survive closing and delivery of the Deed for one (1) year, it being agreed that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, on or before the one year following the Closing Date and, if not commenced on or before such date, thereafter such representations and warranties shall be void and of no force or effect.

13. Environmental Matters.

13.1 Representations and Warranties.  Seller represents and warrants to Buyer (which representations and warranties are true and correct as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date) that:

(a)           To Seller’s knowledge, during Seller’s ownership of the Property there have been no: (A) claims, complaints, notices, or requests for information received by Seller with respect to any alleged violation of any Environmental Law (as defined below) with respect to the Property, or (B) claims, complaints, notices, or requests for information to Seller regarding potential or alleged liability under any environmental law with respect to the Property.

(b)           To Seller’s knowledge, no conditions exist at, on, or under the Property that would constitute a Hazardous Condition (as defined below).

(c)           To Seller’s knowledge, Seller is in compliance with all orders, directives, requirements, permits, certificates, approvals, licenses, and other authorizations relating to Environmental Laws with respect to the Property.

13.2 Definitions.

(a) Environmental Law shall mean (i) the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), as amended; (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.), as amended; (iv) the Clean Air Act (42 U.S.C. Section 7401 et seq.), as amended; (v) the Clean Water Act (33 U.S.C. Section  1251 et seq.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended; (vii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), as amended; (ix) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), as amended; (x) any state, county, municipal or local statutes, laws or ordinances similar or

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analogous to the federal statutes listed above; (xi) any rules or  regulations adopted pursuant to or to implement the statutes, laws, ordinances and amendments listed above; and (xii) any other law, statute, ordinance, amendment thereto, rule, regulation, order or the like relating to environmental, health or safety matters.

(b) Hazardous Condition shall mean  any condition caused by a legally reportable release of Hazardous Material to soil, surface water or groundwater on, in, under or about the Property that occurred during Seller’s ownership of the Property such that the presence on, in, under or about the Property (including groundwater and surface water) of the Hazardous Material obligated or obligates the Seller to perform removal or remedial action under any applicable Environmental Law in effect prior to or as of Closing.

(c) Hazardous Materials shall mean any chemical, substance, waste, material, equipment or fixture defined as or deemed hazardous, toxic, a pollutant, a contaminant, or otherwise regulated under any Environmental Law, including, but not limited to, petroleum and petroleum products, waste oil, halogenated and non-halogenated solvents, PCBs, and  asbestos containing material.

14. Condition of Property/AS IS.  Buyer acknowledges and agrees that, except as expressly provided in this Agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, the Americans with Disabilities Act and any rules and regulations promulgated thereunder or in connection therewith, (e) the habitability, merchantability or fitness for a particular purpose of the Property, or (f) any other matter with respect to the Property, and specifically that, except as provided herein, Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any Hazardous Substance.  Buyer further acknowledges and agrees that, except as expressly provided in this Agreement, having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller, except Seller’s Documents.  Buyer further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information.  Buyer further acknowledges and agrees that, except as expressly provided in this Agreement, and as a material inducement to the execution and delivery of this Agreement by Seller, the sale of the Property as provided for herein is made on an "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS."  Buyer acknowledges, represents and warrants that Buyer is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Buyer freely and fairly agreed to this acknowledgment as part of the

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negotiations for the transaction contemplated by this Agreement; that Buyer is represented by legal counsel in connection with this transaction and Buyer has conferred with such legal counsel concerning this waiver and that Buyer has assets in excess of $5,000,000.  The provisions of this Section 14 shall survive Closing and/or termination of this Agreement.

14.1 Natural Hazard Disclosure Statement.  Within ten (10) days after the Effective Date, Seller shall deliver to Buyer a Natural Hazard Disclosure Statement (the “Statement”) in the form provided under California law.  The Statement will purport to disclose whether the Property is located in a special flood hazard area, a dam inundation failure area, a high fire severity area, a wild land fire area, an earthquake fault zone and/or a seismic hazard area (collectively, the “Natural Hazard Areas”).

14.2 Health and Safety Disclosure Statement.  Section 25359.7 of the California Health and Safety Code requires owners of non-residential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a buyer of the real property.  Seller hereby advises Buyer that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain and/or review those certain environmental assessments and studies of the Property delivered to Buyer pursuant to this Agreement (collectively, "Seller's Environmental Reports").  Buyer (a) acknowledges Buyer’s receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code; and (b) will be, prior to the expiration of the Contingency Period, fully aware of the matters described in the Seller's Environmental Reports. The representations, warranties and agreements set forth herein shall survive the consummation of the transactions contemplated hereby.

14.3           Buyer’s Release.  Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, property manager, the partners, trustees, shareholders, beneficiaries, directors, officers, employees, attorneys and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property, (ii) the condition of title to the Property, (iii) the presence on, under or about the Property of any hazardous or regulated substance, (iv) the Property's compliance with any applicable federal, state or local law, rule or regulation, or (v) any other aspect of the Property; provided, however, this release does not apply to Seller’s fraud or breach of any of the representations,  warranties or covenants of Seller under this Agreement which survives the Closing.  Subject to the terms of the foregoing release, Buyer has not assumed liability for any claims arising with respect to the period prior to the Closing.  The terms and provisions of this Section 14.3 shall survive Closing and/or termination of this Agreement.

BUYER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 ("SECTION 1542"),WHICH IS SET FORTH BELOW:

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"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

BUYER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES.

Initials:                                Purchaser:  ____                                                      Seller:  ____

15. Condemnation or Casualty.

15.1 Material Condemnation or Casualty.   If, prior to closing, all or any “Material” (as defined below) part of the Property is (a) condemned or appropriated by public authority or any party exercising the right of eminent domain, or is threatened thereby, or (b) if there occurs a fire or other casualty causing Material damage to the Property or any Material portion thereof, then, at the election of Buyer by written notice to Seller, either: (i) this Agreement shall become null and void, whereupon all Earnest Money and any interest accrued thereon shall be promptly repaid to Buyer; or (ii) Seller shall not be obligated to repair any damage or destruction but (x) Seller shall assign, without recourse, and turn over to Buyer all of the insurance proceeds or condemnation proceeds, as applicable, net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty or condemnation including any rent abatement insurance for such casualty or condemnation and (y) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price except for a credit in the amount of the applicable insurance deductible. Seller will promptly notify Buyer as to the commencement of any such action or any communication from a condemning authority that a condemnation or appropriation is contemplated, and will cooperate with Buyer in the response to or defense of such actions.

15.2 Condemnation Not Material.  If the condemnation is not Material, then the Closing shall occur without abatement of the Purchase Price and, after deducting Seller's reasonable costs and expenses incurred in collecting any award, Seller shall assign, without recourse, all remaining awards or any rights to collect awards to Buyer on the Closing Date.

15.3 Casualty Not Material.  If the casualty is not Material, then the Closing shall occur without abatement of the Purchase Price except for a credit in the amount of the applicable deductible and Seller shall not be obligated to repair such damage or destruction and Seller shall assign, without recourse, and turn over to Buyer all of the insurance proceeds net of any costs of repairs and net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or such casualty including any rent abatement insurance for such casualty.

15.4 Materiality.  For purposes of this Section 15 with respect to a taking by eminent domain, the term "Material" shall mean any taking whatsoever, regardless of the amount of the award or the amount of the Property taken, excluding, however, any taking solely of (x)

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subsurface rights or takings for utility easements or right of way easements, if the surface of the Property, after such taking, may be used in the same manner, as reasonably determined by Buyer, as though such rights had not been taken, or (y) one lease of less than 10% of the rentable square feet for a term of less than five years, and (ii) with respect to a casualty, the term "Material" shall mean any casualty such that (x) the cost of repairs are greater than $5,000 or (y) a tenant occupying more than 2,000 s.f. of gross leasable area of the Property has the right under its lease to terminate such lease due to such casualty.

16. Legal and Equitable Remedies.

16.1 Default by Seller.  In the event that the transaction fails to close by reason of any default by Seller, Buyer may elect, as the sole and exclusive remedy of Buyer, to (i) terminate this Agreement and receive the Earnest Money from the Title Company, and in such event Seller shall not have any liability whatsoever to Buyer hereunder other than expressly surviving the Closing or (ii) enforce specific performance of Seller’s obligations under this Agreement, without adjustment to, or credit against, the Purchase Price.  Buyer shall be deemed to have elected to terminate this Agreement (as provided in subsection (i) above) if Buyer fails to deliver to Seller written notice of its intent to file a cause of action for specific performance against Seller on or before thirty (30) days after written notice of termination from Seller or thirty (30) days after the originally scheduled Closing Date, whichever shall occur first, or having given Seller notice, fails to file a lawsuit asserting such cause of action within sixty (60) days after the originally scheduled Closing Date.  Seller shall only be in default or breach under this Agreement, if Seller has failed to cure a default hereunder within three (3) business days from Seller’s receipt of Buyer’s written notice to cure such breach.

16.2 Default by Buyer.  In the event that this transaction fails to close by reason of any default by Buyer, all Earnest Money shall be forfeited by Buyer and released from escrow to Seller, which shall be Seller’s sole and exclusive remedy on account of Buyer’s default.  Buyer shall only be in default or breach under this Agreement, if Buyer has failed to cure a default hereunder within three (3) business days from Buyer’s receipt of Seller’s written notice to cure such breach.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED BY REASON OF A DEFAULT BY BUYER HEREUNDER AFTER SELLER HAS GIVEN BUYER NOTICE AS SET FORTH IN SECTION 16.2 ABOVE, THEN BUYER SHALL HAVE NO FURTHER RIGHT TO PURCHASE ALL OR ANY PORTION OF THE PROPERTY FROM SELLER, AND SELLER SHALL BE ENTITLED TO RECEIVE FROM BUYER THE EARNEST MONEY AS SELLER’S LIQUIDATED DAMAGES.  THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT.  IN ADDITION, BUYER DESIRES TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH BUYER MIGHT BE LIABLE SHOULD BUYER BREACH THIS AGREEMENT, AND SELLER DESIRES TO AVOID THE COSTS AND LENGTHY DELAYS THAT WOULD RESULT IF SELLER WERE REQUIRED TO FILE A LAWSUIT TO COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.  THEREFORE, THE PARTIES AGREE THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR

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HEREIN REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, AND SHALL BE SELLER’S SOLE REMEDY, EXCEPT FOR BUYER’S OBLIGATIONS TO INDEMNIFY SELLER AS PROVIDED IN THIS AGREEMENT, WHICH SHALL REMAIN REMEDIES OF SELLER IN ADDITION TO LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED TO BE AND SHALL NOT CONSTITUTE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE AND REPRESENT LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE §§ 1671 AND 1677.  BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE IN THIS SECTION AND THE FACT THAT SUCH PARTY WAS REPRESENTED BY COUNSEL OF ITS OWN CHOOSING WHO, AT THE TIME THIS AGREEMENT WAS MADE, EXPLAINED THE CONSEQUENCES OF THIS SECTION TO IT.  THIS SECTION DOES NOT LIMIT BUYER’S OBLIGATIONS WHICH, AS OTHERWISE PROVIDED HEREIN, SURVIVE THE TERMINATION OF THIS AGREEMENT.

BUYER’S INITIALS:  _______                                                                SELLER’S INITIALS:  _______

17. Seller’s Assistance with Transition.  After Closing, Seller shall, and shall instruct its property manager to, promptly deliver letters to each tenant notifying them of the change in ownership of the Property and the address for future rent payments to be sent, which address will be provided by Buyer.  Buyer shall approve the form of letter to be sent to the tenants.

18. Miscellaneous.

18.1 Partial Invalidity.  In the event and to the extent any provision of this Agreement, or any instrument to be delivered by Buyer at closing pursuant to this Agreement, is declared invalid or is unenforceable for any reason, such provision shall be deemed deleted and shall not invalidate any other provision contained in any such document.

18.2 Waiver.  Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party’s right to enforce the provision.  Waiver of any breach of any provision shall not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

18.3 Survival of Representations.  Each of the parties shall be deemed to have reaffirmed each’s respective covenants, agreements, representations, warranties and indemnifications in this Agreement as of the Closing Date and the same shall survive the Closing Date and delivery of the instruments called for in this Agreement for two (2) years, except as otherwise set forth herein.

18.4 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

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18.5 Exchange.  Buyer will cooperate with Seller to allow Seller to accomplish an IRC Section 1031 exchange; provided Buyer will not be required to delay the closing or incur expenses other than nominal additional legal costs.

18.6 Notices.  All notices under this Agreement shall be in writing and hand either delivered, which shall be effective upon such delivery, or sent by (a) certified or registered mail, return receipt requested, in which case notice shall be deemed delivered three (3) business days after deposit with postage prepaid in the United States Mail, (b) a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) business day after deposit with that courier, or (c) telecopy or similar means, if a copy of the notice is also sent by United States first-class mail in which case the notice shall be deemed delivered upon transmission if sent before 5 p.m. Pacific Time or the next business day, if sent after 5 p.m. Pacific Time, as follows:

If to Buyer:	Retail Opportunity Investments Corp. 3 Manhattanville Road, 2nd Floor Purchase, New York 10577 Telephone: 914/272-8080 Facsimile: 914/272-8088 Attention: Richard Schoebel

With a copy to:	Dunn Carney Allen Higgins & Tongue LLP 851 SW Sixth Avenue, Suite 1500 Portland, OR 97204-1357 Telephone: 503/224-6440 Facsimile: 503/224-7324 Attention: Kenneth S. Antell

If to Seller:	Alamo Group 3201 Danville Boulevard, Suite 175 Alamo, CA 94507 Telephone: 925/838-0604 Facsimile: 925/838-0851 Attention: Don Gaube

The addresses above may be changed by written notice to the other party.

18.7 Time of Essence.  Except as otherwise specifically provided in this Agreement, time is of the essence of each and every provision of this Agreement.

18.8 Modification.  This Agreement and any of its terms may only be changed, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

18.9 Entire Agreement.  This Agreement (including any exhibits attached hereto) contains the entire agreement between the parties and supersedes and replaces all written

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and oral agreements previously made or existing between the parties with respect to the subject matter of this Agreement.

18.10 Brokers.  Seller is represented in this transaction by the following broker and shall be solely responsible for any commission payable to such broker:  NONE.  Buyer is not represented by a broker in this transaction.  Except as provided above, each party will defend, indemnify and hold the other party harmless from any claim, loss or liability made or imposed by any other party claiming a commission or fee in connection with this transaction and arising out of the indemnifying party’s conduct.

18.11 Drafting of Agreement.  The parties acknowledge that this Agreement has been negotiated at arm's length, that each party has been represented by independent counsel and that this Agreement has been drafted by both parties and no one party shall be construed as the draftsperson.

18.12 Counterparts/Facsimile.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  Signatures by facsimile shall be binding as originals.

18.13 Arbitration.  All claims, disputes and other matters in question between the parties to this Agreement arising out of or relating to this Agreement or the breach thereof, shall be decided by mandatory and binding arbitration in accordance with the rules of the Arbitration Service of Portland, Inc., currently in effect unless the parties mutually agree otherwise.  The award rendered by the arbitrator or arbitrators shall be final and binding, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.  Each party shall pay one-half the arbitration fees, except that the arbitrator(s) shall award attorney fees to the prevailing party under Section 18.18.

18.14 Governing Law.  This Agreement shall be construed, applied and enforced in accordance with the laws of the state in which the Property is located.

18.15 Authority of Signatories.  The respective persons who have executed this Agreement on behalf of a party represent and warrant that they have been duly authorized to do so by such party and no other or further signature or approval is required to bind the party to this Agreement.  All documents delivered at closing will be executed by a duly authorized person on behalf of such party.

18.16 Assignment.  Buyer may assign this Agreement and Buyer’s rights under this Agreement to an assignee owned or controlled by Buyer without Seller’s consent.  Except as provided above, neither party shall have the right to assign this Agreement or any of its rights or obligations hereunder to any person or other entity without the written consent of the other party, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Buyer consents to an assignment by Seller to a third party exchange accommodator as part of an IRC Section 1031 exchange.

18.17 Confidentiality.  Except as otherwise provided herein, including Section 6.2, Buyer expressly acknowledges and agrees that the transactions contemplated by this Agreement, Seller’s Documents or any information obtained during the Contingency Period

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concerning the Property that are not otherwise known by or available to the public and the terms, conditions and negotiations concerning the same shall be held in the strictest confidence by Buyer and shall not be disclosed by Buyer unless and until the Closing occurs, except to its legal counsel, surveyor, title company, broker, accountants, consultants, officers, partners, directors and shareholders and any prospective lenders, financial partners and their agents, consultants and representatives (the "Authorized Representatives"), and except and only to the extent that such disclosure may be necessary for its performance hereunder.  Buyer agrees that it shall instruct each of its Authorized Representatives to maintain the confidentiality of such information and at the request of Seller, to promptly inform Seller of the identity of each such Authorized Representative.  Buyer further acknowledges and agrees that, unless and until the Closing occurs, all information and materials obtained by Buyer in connection with the Property that are not otherwise known by or readily available to the public will not be disclosed by Buyer to any third persons (other than to its Authorized Representatives) without the prior written consent of Seller.  If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Buyer shall promptly return to Seller, and shall instruct its Authorized Representatives to return to Seller, all copies and originals of all documents and information provided to Buyer by Seller.  Nothing contained in this Section 18.17 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section 18.17 in connection with the party's enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Authorities required by reason of the transactions provided for herein.  The provisions of this Section 18.17 shall survive any termination of this Agreement.

18.18 Attorney Fees and Costs.  In the event either party breaches any obligation under this Agreement, the nonbreaching party shall be entitled to all costs and expenses incurred, including reasonable attorney fees, as a result of the breach.  In addition, in the event any suit, action, or arbitration is instituted to enforce any term of this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the court or arbitrator may adjudge reasonable as attorney fees in arbitration, at trial, and on appeal of such suit or action, and also any fees incurred in any bankruptcy matter, in addition to all other sums provided by law.

18.19 Confirmation of Contingency Periods.  Promptly after the Effective Date of this Agreement, the parties shall execute a Confirmation of Contingency Periods in the form attached Exhibit E, setting forth the applicable deadlines for the contingencies set forth herein.

18.20 Limitation of Liability.  The obligations of Seller are binding only on Seller’s assets and shall not be personally binding upon, nor shall any resort be had to, any of the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller's employees or agents.  The obligations of Buyer are binding only on Buyer’s assets and shall not be personally binding upon, nor shall any resort be had to, any private properties of any of the partners, officers, directors, shareholders or beneficiaries of Purchaser, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Purchaser, or of any of Buyer’s employees or agents.  Each party acknowledges that such party’s obligations with respect to any covenant, indemnity, representation or warranty under this

22 - Purchase and Sale Agreement

Agreement which expressly survives the Closing shall be considered a “liability” for purposes of any distribution limitation imposed under the organizational laws applicable to such party, its members and/or their respective partners, members and shareholders.

18.21 Calculation of Time Periods.  Whenever a time period is set forth in days in this Agreement, the first day from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is a Saturday or legal holiday, including Sunday, in which event, the period runs until the end of the next day which is not a Saturday or legal holiday.

[Signatures on Following Page]

23 - Purchase and Sale Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate as of the day and year first above written.

RETAIL OPPORTUNITY	WATT ELKHORN ASSOCIATES, L.P.
INVESTMENTS CORP.,	a California limited partnership
a Delaware corporation

By: /s/ Stuart Tanz	By: /s/ Donald Gaube
Name: Stuart Tanz	Name: Donald Gaube
Title: CEO	Title: Partner
Date of Signature: 3/11/10	Date of Signature: 3/12/10

Exhibits:

Exhibit A	Property Description (Section A)
Exhibit B	Bill of Sale form (Section 1)
Exhibit C	Assignment of Leases (Section 9.3)
Exhibit D	Assignment of Contracts and Warranties (Section 9.5)
Exhibit E	Confirmation of Contingency Period (Section 18.19)
Exhibit F	Seller’s Documents (Section 6.1)
Exhibit G	8-K and Audit Requirements (Section 6.4)
Exhibit H	Form of Tenant Estoppel Certificate (Section 6.8)
Exhibit I	Form of Landlord Estoppel Certificate (Section 6.8)

24 - Purchase and Sale Agreement

EXHIBIT A
Property Description

Real property in the City of NORTH HIGHLANDS, County of SACRAMENTO, State of CALIFORNIA, described as follows:

PARCEL ONE:

ALL THAT PORTION OF LOT A, AS SAID LOT IS SHOWN ON THE OFFICIAL LARCHMONT VILLAGE UNIT NO. 7, RECORDED IN THE OFFICE OF THE RECORDER OF SACRAMENTO COUNTY ON APRIL 4, 1956 IN BOOK 44 OF MAPS, MAP NO. 2, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT LOCATED ON THE WESTERLY BOUNDARY OF SAID LOT A, FROM WHICH THE POINT OF INTERSECTION OF THE CENTERLINE OF WATT AVENUE, WITH THE CENTERLINE OF M STREET, AS SHOWN ON THE OFFICIAL PLAT OF SAID LARCHMONT VILLAGE UNIT NO. 7, BEARS THE FOLLOWING TWO (2) COURSES AND DISTANCES: (1) S 88° 13’ 30" WEST 50.00 FEET; AND (2) SOUTH 0° 46’ 36" EAST 70.00 FEET; THENCE FROM SAID POINT OF BEGINNING ALONG THE WESTERLY BOUNDARY OF SAID LOT A, NORTH 0° 46’ 30" WEST 573.29 FEET; THENCE NORTH 88° 13’ 30" EAST 1097.31 FEET; THENCE SOUTH 01° 46’ 30" EAST 497.93 FEET TO A POINT LOCATED ON THE SOUTHERLY BOUNDARY OF SAID LOT A; THENCE ALONG THE SOUTHERLY BOUNDARY OF SAID LOT A THE FOLLOWING THREE (3) COURSES AND DISTANCES: (1) SOUTHWESTERLY, CURVING TO THE RIGHT ON AN ARC OF 2020.00 FEET RADIUS, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 79° 23’ 15" WEST 620.28 FEET, (2) SOUTH 88° 13’ 30" WEST 464.00 FEET; AND (3) CURVING TO THE RIGHT ON AN ARC OF 20.00 FEET RADIUS, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 46° 46’ 30" WEST 28.28 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM:

THE FOLLOWING FOUR (4) PARCELS OF LAND:

EXCEPTION NO. 1:

(1) ALL THAT PORTION OF LOT "A", AS SHOWN ON THE OFFICIAL "PLAT OF LARCHMONT VILLAGE UNIT NO. 7, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY ON APRIL 4, 1956 IN BOOK 44 OF MAPS, MAP NO. 2, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT LOCATED ON THE SOUTHERLY BOUNDARY OF SAID LOT A, FROM WHICH THE POINT OF INTERSECTION OF THE CENTERLINE OF WATT AVENUE WITH THE CENTERLINE OF M STREET, AS SHOWN ON THE OFFICIAL PLAT OF SAID LARCHMONT VILLAGE UNIT NO. 7, BEARS THE FOLLOWING THREE (3) COURSES AND DISTANCES: (1) SOUTH 86° 45’ 40" WEST 102.30 FEET; (2) SOUTH

Exhibit A

0° 46’ 30" EAST 50.00 FEET; AND (3) SOUTH 88° 13’ 30" WEST 634.00 FEET; THENCE FROM SAID POINT OF BEGINNING NORTH 01° 46’ 30" WEST 590.71 FEET; THENCE NORTH 88° 13’ 30" EAST 134.00 FEET; THENCE SOUTH 01° 46’ 30" EAST  579.45 FEET TO A POINT LOCATED ON THE SOUTHERLY BOUNDARY OF SAID LOT A; THENCE ALONG SAID SOUTHERLY BOUNDARY, SOUTHWESTERLY, CURVING TO THE RIGHT ON AN ARC OF 2020.00 FEET RADIUS, SAID ARC BEING SUBTENDED BY A CHORD BEARING 83° 25’ 23" WEST 134.47 FEET TO THE POINT OF BEGINNING.

EXCEPTION NO. 2:

BEGINNING AT A POINT LOCATED IN SAID LOT A, FROM WHICH THE POINT OF INTERSECTION OF THE CENTERLINE OF WATT AVENUE WITH THE CENTERLINE OF M STREET, AS SHOWN ON THE OFFICIAL PLAT OF SAID LARCHMONT VILLAGE UNIT NO. 7 BEARS THE FOLLOWING TWO (2) COURSES AND DISTANCES: (1) SOUTH 88° 13’ 30" WEST 105.00 FEET; AND (2) SOUTH 01° 46’ 30" EAST 278.84 FEET; THENCE FROM SAID POINT OF BEGINNING NORTH 01° 46’ 30" WEST 60.00 FEET; THENCE NORTH 88° 13’ 30" EAST 36.00 FEET; THENCE SOUTH 01° 46’ 30" EAST 60.00 FEET; THENCE SOUTH 88° 13’ 30" WEST 36.00 FEET TO THE POINT OF BEGINNING.

EXCEPTION NO. 3:

ALL THAT PORTION OF LOT A, AS SAID LOT IS SHOWN ON THE OFFICIAL "PLAT OF LARCHMONT VILLAGE UNIT NO. 7", RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY ON APRIL 4, 1956 IN BOOK 44 OF MAPS, MAP NO. 2, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT LOCATED IN SAID LOT A, FROM WHICH THE POINT OF INTERSECTION OF THE CENTERLINE OF WATT AVENUE WITH THE CENTERLINE OF "M" STREET (NOW KNOWN AS ELKHORN BOULEVARD), AS SHOWN ON SAID PLAT OF LARCHMONT VILLAGE UNIT NO. 7, BEARS THE FOLLOWING TWO (2) COURSES AND DISTANCES: (1) SOUTH 01° 46’ 30" EAST 60.00 FEET; AND (2) SOUTH 88° 13’ 30" WEST 200.00 FEET; THENCE FROM SAID POINT OF BEGINNING PARALLEL TO AND DISTANCE TEN (10) FEET NORTH, MEASURED AT RIGHT ANGLES FROM THE SOUTH LINE OF SAID LOT A, SOUTH 88° 13’ 30" WEST 115.00 FEET;

THENCE CURVING TO THE RIGHT OF AN ARC OF 25.00 FEET RADIUS, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 46° 46’ 30" WEST 35.36 FEET; THENCE NORTH 04· 09’ 39" WEST 120.10 FEET; THENCE NORTH 01° 46’ 30" WEST 42.00 FEET; THENCE NORTH 88° 13’ 30" EAST 145.00 FEET; THENCE SOUTH 01° 46’ 30" EAST 29.00 FEET; THENCE NORTH 88° 13’ 30" EAST 60.00 FEET; THENCE SOUTH 01° 46’ 30" EAST 60.00 FEET; AND (2) SOUTH 88° 13’ 30" WEST 200.00 FEET; THENCE FROM SAID POINT OF BEGINNING PARALLEL TO AND DISTANT TEN (10) FEET NORTH, MEASURED AT RIGHT ANGLES FROM THE SOUTH LINE OF SAID LOT A, SOUTH 88° 13’ 30" WEST 115.00 FEET; THENCE CURVING TO THE RIGHT OF AN ARC OF 25.00 FEET RADIUS, SAID ARC BEING SUBTENDED BY A CHORD BEARING

Exhibit A

NORTH 46° 46’ 30’ WEST 35.36 FEET; THENCE NORTH 04° 09’ 39" WEST 120.10 FEET; THENCE NORTH 01° 46’ 30" WEST 42.00 FEET; THENCE NORTH 88° 13’ 30" EAST 145.00 FEET; THENCE SOUTH 01° 46’ 30" EAST 29.00 FEET; THENCE NORTH 88° 13’ 30" EAST 60.00 FEET; THENCE SOUTH 01° 46’ 30" EAST 100 FEET; THENCE SOUTH 88° 13’ 30" WEST 60.00 FEET; THENCE SOUTH 01° 46’ 30" EAST 58.99 FEET TO THE POINT OF BEGINNING, ALSO DESCRIBED AS PARCELS A AND B, AS SHOWN ON THE PARCEL MAP RECORDED IN BOOK 43 OF PARCEL MAPS, AT PAGE 9, R.O.S.C.

EXCEPTION NO. 4:

ALL THAT PROPERTY SHOWN AS PARCELS 1, 2 AND 3, AS SHOWN ON THE PARCEL MAP FILED APRIL 16, 1998 IN BOOK 150 OF PARCEL MAPS, AT PAGE 14, RECORDS OF SACRAMENTO COUNTY.

AND FURTHER EXCEPTING THEREFROM:

ALL MINERAL, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDER LYING SAID LAND, AS RESERVED IN THE DEED EXECUTED BY M. J. BROCK, ET AL. RECORDED ON OCTOBER 8, 1958 IN BOOK 3604, PAGE 518, OFFICIAL RECORDS.

"EXCEPTING THEREFROM ALL MINERAL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING SAID LAND, PROVIDED THAT GRANTORS, THEIR SUCCESSORS AND ASSIGNS SHALL NOT HAVE ANY RIGHT TO THE SURFACE OF SAID REAL PROPERTY OR ANY OTHER PORTION THEREOF ABOVE A DEPTH OF ONE HUNDRED FEET FOR THE PRODUCTION, DEVELOPMENT OR EXTRACTION OF SAID SUBSTANCES. SUBJECT TO FOREGOING LIMITATIONS ONLY: GRANTORS DO HEREBY FURTHER EXPRESSLY RESERVE AN EASEMENT AND RIGHT OF INGRESS AND EGRESS UNDER AND THROUGH THE SUBSURFACE OF THE LANDS HEREINABOVE DESCRIBED AT A DEPTH OF 100 FEET FOR THE PURPOSES OF EXPLORING, MINING, DRILLING, PRODUCING, EXTRACTING AND REMOVING THE SAID SUBSTANCES OR EITHER OR ANY OF THEM FROM THE SAID SUBSURFACE BELOW A DEPTH OF 100 FEET UNDERLYING THE ABOVE DESCRIBED LANDS AND FROM THE SUBSURFACE OF THE OTHER LANDS IN THE VICINITY OF THE ABOVE DESCRIBED LANDS.

PARCEL TWO:

PARCEL 2, AS SHOWN ON THE PARCEL MAP FILED APRIL 16, 1998 IN BOOK 150 OF PARCEL MAPS, AT PAGE 14, RECORDS OF SACRAMENTO COUNTY.

PARCEL THREE:

ALL THAT PORTION OF LOT A OF LARCHMONT VILLAGE UNIT NO. 7, ACCORDING TO THE OFFICIAL PLAT THEREOF, FILED IN THE OFFICE OF THE RECORDER OF

Exhibit A

SACRAMENTO COUNTY, CALIFORNIA ON APRIL 4, 1956 IN BOOK 44 OF MAPS, MAP NO. 2, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT LOCATED IN SAID LOT "A", FROM WHICH THE POINT OF INTERSECTION OF THE CENTERLINE OF WATT AVENUE WITH THE CENTERLINE OF ELKHORN BOULEVARD, FORMERLY "M" STREET, AS SHOWN ON SAID PLAT, BEARS THE FOLLOWING TWO (2) COURSES AND DISTANCES: (1) SOUTH 01° 46’ 30" EAST 278.84 FEET; AND (2) SOUTH 88° 13’ 30" WEST 105.00 FEET; THENCE FROM SAID POINT OF BEGINNING NORTH 01° 46’ 30" WEST 60.00 FEET; THENCE NORTH 88° 13’ 30" EAST 36.00 FEET; THENCE SOUTH 01° 46’ 30" EAST 60.00 FEET; THENCE SOUTH 88° 13’ 30" WEST 36.00 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM, ALL MINERAL, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES WITHIN OR UNDERLYING SAID LAND, PROVIDED THAT GRANTORS, THEIR SUCCESSORS AND ASSIGNS SHALL NOT HAVE ANY RIGHT TO THE SURFACE OF SAID REAL PROPERTY OR ANY OTHER PORTION THEREOF ABOVE A DEPTH OF ONE HUNDRED FEET FOR THE PRODUCTION, DEVELOPMENT OR EXTRACTION OF SAID SUBSTANCES. SUBJECT TO FOREGOING LIMITATIONS ONLY: GRANTORS DO HEREBY FURTHER EXPRESSLY RESERVE AN EASEMENT AND RIGHT OF INGRESS AND EGRESS UNDER AND THROUGH THE SUBSURFACE OF THE LANDS HEREINBEFORE DESCRIBED AT A DEPTH OF 100 FEET FOR THE PURPOSES OF EXPLORING, MINING, DRILLING, PRODUCING, EXTRACTING AND REMOVING THE SAID SUBSTANCES OR EITHER OR ANY OF THEM FROM THE SAID SUBSURFACE BELOW A DEPTH OF 100 FEET UNDERLYING THE ABOVE DESCRIBED LANDS AND FROM THE SUBSURFACE OF THE OTHER LANDS IN THE VICINITY OF THE ABOVE DESCRIBED LANDS.

PARCEL FOUR:

BEING A PORTION OF PARCEL 3, TOGETHER WITH A PORTION OF PARCEL 1 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SACRAMENTO IN BOOK 150 OF PARCEL MAPS AT PAGE 14, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEASTERLY CORNER OF SAID PARCEL 1, SAID CORNER ALSO BEING A POINT ON A NON-TANGENT CURVE IN THE NORTHERLY RIGHT OF WAY LINE OF ELKHORN BLVD., SAID CURVE BEING CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 2020.00 FEET, THE RADIAL BEARING FROM SAID POINT OF BEING NORTH 19° 27’ 01" WEST; THENCE WESTERLY ALONG SAID NORTHERLY RIGHT OF WAY LINE AND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 01° 17’ 08", AN ARC DISTANCE OF 45.32 FEET TO THE TRUE POINT OF BEGINNING FOR THE HEREIN DESCRIBED PARCEL OF LAND, SAID POINT BEING A POINT ON A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 2020.00 FEET, THE RADIAL BEARING FROM SAID POINT BEING NORTH 18° 09’ 54" WEST; THENCE CONTINUING WESTERLY

Exhibit A

ALONG SAID NORTH RIGHT OF WAY LINE AND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 5° 03’ 17", AN ARC LENGTH OF 178.21 FEET;

THENCE LEAVING SAID NORTH RIGHT OF WAY LINE AND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 5° 03’ 17", AN ARC LENGTH OF 178.21 FEET;

THENCE LEAVING SAID NORTH RIGHT OF WAY LINE, NORTH 12° 57’ 58" WEST, 92.96 FEET;

THENCE NORTH 01° 46’ 30" WEST, 58.91 FEET;

THENCE NORTH 88° 13’ 30" EAST, 52.12 FEET;

THENCE NORTH 01° 46’ 30" WEST, 114.83 FEET;

THENCE NORTH 88° 12’ 37" EAST, 131.42 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 26.00 FEET;

THENCE ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 87° 53’ 43", AN ARC LENGTH OF 39.89 FEET;

THENCE SOUTH 02° 04’ 08" EAST, 84.21 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 40.00 FEET;

THENCE ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 23° 44’ 16", AN ARC LENGTH OF 16.57 FEET TO A POINT OF REVERSE CURVATURE, SAID POINT BEING THE BEGINNING OF A CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 44.50 FEET;

THENCE ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 20° 06’ 04", AN ARC LENGTH OF 126.85 FEET;

THENCE SOUTH 03° 10’ 04" WEST, 53.23 FEET TO THE POINT OF BEGINNING AND THE END OF THIS DESCRIPTION.

SAID LEGAL DESCRIPTION BEING PARCEL "A" OF LOT LINE ADJUSTMENT NO. PLNP 2007-BLS-00511 AS EVIDENCED BY DOCUMENT RECORDED DECEMBER 4, 2007 AS BOOK 20071204, PAGE 1320 OF OFFICIAL RECORDS.

PARCEL FIVE:

BEING A PORTION OF PARCEL 1, TOGETHER WITH A PORTION OF PARCEL 3 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SACRAMENTO IN BOOK 150 OF PARCEL MAPS AT PAGE 14, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Exhibit A

BEGINNING AT THE SOUTHEASTERLY CORNER OF SAID PARCEL 1, SAID CORNER ALSO BEING LOCATED ON THE NORTHERN RIGHT OF WAY LINE FOR ELKHORN BLVD.;

THENCE NORTHERLY ALONG THE EASTERLY LINE OF SAID PARCEL 1, NORTH 01° 46’ 30" WEST, 497.93 FEET TO THE NORTHEAST CORNER OF SAID PARCEL 1;

THENCE WESTERLY ALONG THE NORTH LINE OF SAID PARCEL 1, SOUTH 88° 13’ 30" WEST, 377.31 FEET TO THE NORTHWEST CORNER OF SAID PARCEL 1;

THENCE SOUTHERLY ALONG THE WEST LINE OF SAID PARCEL 1, SOUTH 01° 46’ 30" EAST, 378.98 FEET TO THE NORTHWEST CORNER OF PARCEL 2 OF SAID PARCEL MAP;

THENCE EASTERLY ALONG THE NORTH LINE OF SAID PARCEL 2, NORTH 88° 13’ 30" EAST, 120.00 FEET TO THE NORTHEASTERLY CORNER OF SAID PARCEL 2;

THENCE SOUTHERLY ALONG THE EAST LINE OF SAID PARCEL 2, SOUTH 01° 46’ 30" EAST, 182.67 FEET TO THE SOUTHEAST CORNER OF SAID PARCEL 2, SAID POINT ALSO BEING A POINT ON A NON-TANGENT CURVE IN THE NORTH RIGHT OF WAY LINE FOR ELKHORN BLVD., SAID CURVE BEING CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 2020.00 FEET, THE RADIAL BEARING FROM SAID POINT BEING NORTH 13° 06’ 36" WEST;

THENCE EASTERLY ALONG SAID NORTHERLY RIGHT OF WAY LINE AND THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 01° 11’ 03", AN ARC LENGTH OF 41.75 FEET;

THENCE, LEAVING SAID RIGHT OF WAY LINE, NORTH 12° 57’ 58" WEST 92.96 FEET;

THENCE NORTH 01° 46’ 30" WEST 58.91 FEET;

THENCE NORTH 88° 13’ 30" EAST, 52.12 FEET;

THENCE NORTH 01° 46’ 30" WEST, 114.83 FEET;

THENCE NORTH 88° 12’ 37" EAST, 131.42 FEET TO THE BEGINNING OF A CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 26.00 FEET;

THENCE ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 87° 53’ 43", AN ARC LENGTH OF 39.89 FEET;

THENCE SOUTH 02° 04’ 08" EAST, 84.21 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 40.00 FEET;

Exhibit A

THENCE ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 23° 44’ 46", AN ARC LENGTH OF 16.57 FEET TO A POINT OF REVERSE CURVATURE, SAID POINT BEING THE BEGINNING OF A CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 44.50 FEET;

THENCE ALONG THE ARC OF SAID CURVE, THROUGH A CENTRAL ANGLE OF 20° 06’ 04", AN ARC LENGTH OF 126.85 FEET;

THENCE SOUTH 03° 10’ 04" WEST 53.23 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE FOR ELKHORN BLVD., SAID POINT ALSO BEING A POINT ON A NON-TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 2020.00 FEET, THE RADIAL BEARING FROM SAID POINT BEING NORTH 19° 27’ 01" WEST;

THENCE EASTERLY ALONG SAID NORTHERLY RIGHT OF WAY LINE AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 01° 17’ 08", AN ARC LENGTH OF 45.32 FEET TO THE POINT OF BEGINNING AND THE END OF THIS DESCRIPTION.

SAID LEGAL DESCRIPTION BEING PARCEL "B" OF LOT LINE ADJUSTMENT NO. PLNP 2007-BLS-00511 AS EVIDENCED BY DOCUMENT RECORDED DECEMBER 4, 2007 AS BOOK 20071204, PAGE 1320 OF OFFICIAL RECORDS.

APN:  200-0220-015-0000 and 200-0220-016-0000 (PARCEL ONE) and 200-0220-020-0000 (PARCEL TWO) and 200-0220-022-0000 (PARCEL THREE) and 200-0220-024-0000 (PARCEL FOUR) and 200-0220-023-0000 (PARCEL FIVE)

Exhibit A

EXHIBIT B
Bill of Sale Form

BILL OF SALE

Watt Elkhorn Associates, L.P., a California limited partnership ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby bargain, transfer, convey and deliver to Retail Opportunity Investments Corp., a Delaware corporation ("Buyer"), its successors and/or assigns:

All the personal property owned by Seller (collectively, "Personal Property") located on and used in the operation of the real property commonly known as the Watt Towne Center in Sacramento, California, including all personal property listed in the attached Schedule B-1.

The Personal Property is sold, conveyed and assigned “AS IS”, “WHERE IS” and “WITH ALL FAULTS” and, except as provided below, without warranty or representation. Seller hereby covenants with Buyer that the Personal Property is free and clear of and from all encumbrances, security interests, liens, mortgages and claims whatsoever except to the extent contained in the Assumed Loan and that Seller is the owner of and has the right to sell same subject to the terms of the Assumed Loan.  Seller warrants and agrees to defend the title in and to the Personal Property unto Buyer, its successors or assigns against the lawful claims and demands of all persons claiming by or through Seller.

SELLER:	BUYER:

Watt Elkhorn Associates, L.P.,	Retail Opportunity Investments
a California limited partnership	Corp., a Delaware corporation

By: _________________________________________	By: _________________________________________
Name: _______________________________________	Name: _______________________________________
Title: ________________________________________	Title: ________________________________________
Date: ________________________________________	Date: ________________________________________

Exhibit B

EXHIBIT C
Assignment of Leases

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES (this "Assignment") is made and entered into as of this _____ day of ______________, 20___, by and between Watt Elkhorn Associates, L.P., a California limited partnership ("Assignor"), and Retail Opportunity Investments Corp., a Delaware corporation ("Assignee").

RECITALS

This Assignment is entered into on the basis of and with respect to the following facts, agreements and understandings:

A.           Assignor, as landlord, is a party to the leases listed in the attached Schedule C-1 (the “Leases”) with respect to the real property known as the Watt Towne Center located at the northeast corner of Watt Avenue and Elkhorn Blvd. in Sacramento, California (the "Property").

B.           By deed recorded ________________, 20___, Assignor sold and conveyed its entire right, title and interest in and to the Property to Assignee and, in conjunction therewith, Assignor agreed to assign its interest as landlord under the Leases to Assignee and Assignee has agreed to assume the landlord’s obligations under the Leases, all as more particularly set forth in this Assignment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants and agreements set forth herein, Assignor and Assignee agree as follows:

1. Assignment.

Assignor hereby sells, assigns, grants, transfers and sets over to Assignee, its heirs, personal representatives, successors and assigns, all of Assignor's right, title and interest as landlord under the Leases, subject to Assignor’s right to collect delinquent amounts reserved in the Purchase and Sale Agreement with respect to the Property between Assignor and Assignee.

2. Acceptance of Assignment and Assumption of Obligations.

Assignee hereby accepts the assignment of the landlord’s interest under the Leases and, for the benefit of Assignor, assumes and agrees faithfully to perform all of the obligations which are required to be performed by the landlord under the Leases.

Exhibit C

3. Effective Date.

The effective date of this Assignment and each and every provision hereof is and shall be _______________, 20___ (the "Effective Date").

4. Assignor's Indemnity of Assignee.

Assignor hereby agrees to defend (with counsel reasonably satisfactory to Assignee) indemnify, and hold harmless Assignee, its partners, and their officers, directors, employees, agents, representatives, successors, and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to Assignor’s failure to perform the landlord’s obligations under the Leases committed or alleged to have been committed prior to the Effective Date.

5. Assignee's Indemnity of Assignor.

Assignee hereby agrees to defend (with counsel reasonably satisfactory to Assignor), indemnify, and hold harmless Assignor, its partners, and their respective directors, officers, employees, agents, representatives, successors and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to Assignee’s failure to perform the landlord’s obligations under the Leases committed or alleged to have been committed on or after the Effective Date.

6. Successors and Assigns.

This Assignment, and each and every provision hereof, shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

7. Governing Law.

This Assignment shall be construed and interpreted and the rights and obligations of the parties hereto determined in accordance with the laws of the State wherein the Property is located.

8. Headings and Captions.

The headings and captions of the paragraphs of this Assignment are for convenience and reference only and in no way define, describe or limit the scope or intent of this Assignment or any of the provisions hereof.

Exhibit C

9. Gender and Number.

As used in this Assignment, the neuter shall include the feminine and masculine, the singular shall include the plural and the plural shall include the singular, as the context may require.

10. Multiple Counterparts.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Attorneys' Fees.

In the event that either party hereto brings an action at law or in equity to enforce or interpret or seek redress for breach of this Assignment, the prevailing party in such action shall be entitled to recover from the other its litigation expenses and reasonable attorneys' fees in addition to all other appropriate relief.

Retail Opportunity Investments	Watt Elkhorn Associates, L.P.,
Corp., a Delaware corporation	a California limited partnership

By: _________________________________________	By: _________________________________________
Name: _______________________________________	Name: _______________________________________
Title: ________________________________________	Title: ________________________________________
Date: ________________________________________	Date: ________________________________________

Exhibit C

EXHIBIT D
Assignment of Contracts and Warranties

ASSIGNMENT OF CONTRACTS AND WARRANTIES

THIS ASSIGNMENT OF CONTRACTS AND WARRANTIES (this "Assignment") is made and entered into as of this _____ day of ______________, 20___, by and between Watt Elkhorn Associates, L.P., a California limited partnership ("Assignor"), and Retail Opportunity Investments Corp., a Delaware corporation ("Assignee").

RECITALS

This Assignment is entered into on the basis of and with respect to the following facts, agreements and understandings:

A.           Assignor is a party to the contracts and warranties listed on the attached Schedule D-1 (the “Contracts and Warranties”) with respect to the real property known as the Watt Towne Center located at the northeast corner of Watt Avenue and Elkhorn Blvd. in Sacramento, California (the "Property").

B.           By deed recorded ________________, 20___, Assignor sold and conveyed its entire right, title and interest in and to the Property to Assignee and, in conjunction therewith, Assignor agreed to assign its interest under the Contracts and Warranties to Assignee and Assignee has agreed to assume Assignor’s obligations under the Contracts and Warranties, all as more particularly set forth in this Assignment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants and agreements set forth herein, Assignor and Assignee agree as follows:

1. Assignment.

Assignor hereby sells, assigns, grants, transfers and sets over to Assignee, its heirs, personal representatives, successors and assigns, all of Assignor's right, title and interest under the Contracts and Warranties.

2. Acceptance of Assignment and Assumption of Obligations.

Assignee hereby accepts the assignment of the Contracts and Warranties and, for the benefit of Assignor, assumes and agrees faithfully to perform all of the obligations which are required to be performed by Assignor under the Contracts and Warranties.

3. Effective Date.

The effective date of this Assignment and each and every provision hereof is and shall be _______________, 20___ (the "Effective Date").

Exhibit D

4. Assignor's Indemnity of Assignee.

Assignor hereby agrees to defend (with counsel reasonably satisfactory to Assignee), indemnify, and hold harmless Assignee, its partners and their respective officers, directors, employees, agents, representatives, successors, and assigns and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to Assignor’s failure to perform its obligations under the Contracts and Warranties committed or alleged to have been committed prior to the Effective Date.

5. Assignee's Indemnity of Assignor.

Assignee hereby agrees to defend (with counsel reasonably satisfactory to Assignor), indemnify, and hold harmless Assignor, its partners, and their respective directors, officers, employees, agents, representatives, successors and assigns, and each of them, from and against any and all claims, suits, demands, causes of action, actions, liabilities, losses, damages, costs and expenses (including attorneys' fees) arising out of or related to Assignee’s failure to perform its obligations under the Contracts and Warranties committed or alleged to have been committed on or after the Effective Date.

6. Successors and Assigns.

This Assignment, and each and every provision hereof, shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

7. Governing Law.

This Assignment shall be construed and interpreted and the rights and obligations of the parties hereto determined in accordance with the laws of the State wherein the Property is located.

8. Headings and Captions.

The headings and captions of the paragraphs of this Assignment are for convenience and reference only and in no way define, describe or limit the scope or intent of this Assignment or any of the provisions hereof.

9. Gender and Number.

As used in this Assignment, the neuter shall include the feminine and masculine, the singular shall include the plural and the plural shall include the singular, as the context may require.

Exhibit D

10. Multiple Counterparts.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Attorneys' Fees.

In the event that either party hereto brings an action at law or in equity to enforce or interpret or seek redress for breach of this Assignment, the prevailing party in such action shall be entitled to recover from the other its litigation expenses and reasonable attorneys' fees in addition to all other appropriate relief.

Retail Opportunity Investments	Watt Elkhorn Associates, L.P.,
Corp., a Delaware corporation	a California limited partnership

By: _________________________________________	By: _________________________________________
Name: _______________________________________	Name: _______________________________________
Title: ________________________________________	Title: ________________________________________
Date: ________________________________________	Date: ________________________________________

Exhibit D

EXHIBIT E

Confirmation Of Contingency Periods

The parties acknowledge that the deadlines for the contingency periods in the Purchase and Sale Agreement dated ________________ __, 20____ between Watt Elkhorn Associates, L.P. (“Seller”) and Retail Opportunity Investments Corp. (“Buyer”) are as follows:

EVENT	EXPIRATION DATE
Contingency Period	________________________________________
Extension Period	________________________________________
Title Report Due	________________________________________
Documents Provided by Seller	________________________________________
Document Review by Buyer	________________________________________
Closing	________________________________________

RETAIL OPPORTUNITY	WATT ELKHORN ASSOCIATES, L.P.,
INVESTMENTS CORP.,	a California limited partnership
a Delaware corporation

By: _________________________________________	By: _________________________________________
Name: _______________________________________	Name: _______________________________________
Title: ________________________________________	Title: ________________________________________
Date of Signature: ______________________________	Date of Signature: ______________________________

Exhibit E

EXHIBIT F

Seller’s Documents

Exhibit F

EXHIBIT G

8-K and Audit Requirements

For the period of time commencing on the Effective Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller’s ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer or its outside third party accountants (the “Accountants”), to enable Buyer and its Accountants to prepare financial statements in compliance with any and or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for those reasonable third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement.  Seller acknowledges and agrees that the following is a representative description of the information and documentation that Buyer and the Accountants may require in order to comply with (a), (b) and (c) above.  Seller shall provide the following information and documentation on a per-building basis, if available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Exhibit is attached):

1.	Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

2.	Seller’s written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed by those Leases;

3.	Seller’s internally-prepared operating statements;

4.	Access to Lease files;

5.	Most currently available real estate tax bills;

6.	Access to Seller’s cash receipt journal(s) and bank statements for the Property;

7.	Seller’s general ledger with respect to the Property, excluding Seller’s proprietary accounts;

8.	Seller’s schedule of expense reimbursements required under the Leases in effect on the Closing Date;

9.
Schedule of those items of repairs and maintenance performed by or at the direction of the Seller during the Seller’s final fiscal year in which Seller owns and operates the Property (the “Final Fiscal Year”);

Exhibit G

10.	Schedule of those capital improvements and fixed asset additions made by or at the direction of Seller during the Final Fiscal Year;

11.	Access to Seller’s invoices with respect to expenditures made during the Final Fiscal Year; and

12.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

Upon at least twenty (20) days prior written notice and not more than once during the one (1) year period, upon Buyer’s request, for a period of one (1) year after Closing, Seller shall on a one (1)-time basis only, make Seller’s books, records, existing supporting invoices and other existing substantiating documentation that are not deemed by Seller to be privileged, available to Buyer for inspection, copying and audit by Buyer’s designated accountants, at the expense of Buyer.  This obligation shall survive the Closing for a period of one (1) year and shall not be merged with any instrument of conveyance delivered at the Closing.

Exhibit G

EXHIBIT H

Tenant's Estoppel Certificate

The undersigned, as the tenant ("Tenant") under that certain lease dated ____________________, (the "Lease") with Watt Elkhorn Associates, L.P., a California limited partnership ("Landlord"), for certain premises ("Premises") located in the shopping center commonly known as Watt Towne Center ("Shopping Center") in the City of Sacramento, State of California.  The undersigned understands that Retail Opportunity Investment Corp. has offered or committed to enter into a transaction with Landlord and has requested this certificate (this "Certificate") from the undersigned as a condition precedent to the consummation of such transaction and will therefore be relying upon the representations and warranties contained herein.

The undersigned hereby states, declares, represents, warrants and certifies as follows:

C. A copy of the Lease, with all modifications, amendments, supplements or changes, is attached hereto as Exhibit A and is a true and correct copy of the Lease and constitutes the only agreement between Landlord and Tenant with respect to the leased Premises.

D. The Lease (including all exhibits) is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

E. The Lease has not been modified, amended, supplemented or changed in any way, except as evidenced by the documents attached as Exhibit A and except as follows:  (if none, state none) _________________.

F. The Lease constitutes the entire agreement between Landlord and Tenant for the Premises, and there are no other agreements, written or oral, between Landlord and Tenant relating to the Premises.

G. Tenant has accepted possession of the Premises demised under the Lease and all items required to be performed by Landlord under the terms of the Lease, including construction of all improvements required therein, have been completed by Landlord within the time periods set forth in the Lease, and all required contributions by Landlord to Tenant on account of Tenant's improvements to the Premises have been paid in full.

H. The term ("Term") of the Lease commenced on ____________ and full rental is currently accruing thereunder.  The Term shall expire on ______________.  There are _______ remaining options to extend the Term for periods of __________ months each.

I. Neither Tenant nor Landlord has begun any action, or given or received any notice for the purpose of termination of the Lease.

Exhibit H

J. Tenant is currently paying monthly rent under the Lease in the amount of _____________ per month ("Base Rent"). The Base Rent under the Lease is current as of _________, 2010.  The next payment of Base Rent is due on ___________, 2010.

K. No Base Rent or other charges have been paid more than thirty (30) days in advance of its due date.

L. Tenant pays percentage rent (if any) under the Lease at the rate of ____% of Gross Sales ("Percentage Rent").

M. Tenant is currently paying additional rent under the Lease for Tenant's share of common area expenses, taxes and insurance in the amount of _________ per month ("Additional Rent").

N. The amount of Tenant's security deposit held by Landlord under the Lease is _____________ ("Security Deposit").

O. No default or event that, with the giving of notice or the passage of time, or both, would constitute a default on the part of the undersigned exists under the Lease, nor is the undersigned (to the best of its knowledge) aware of any default or event that with the passing of time or the giving of notice, or both, would constitute a default on the part of Landlord under the Lease.

P. The undersigned has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord's interest in the Lease or of any rents or other amounts due thereunder.

Q. There is no period of free rent, rental abatement or reduction, except as set forth in the Lease, and Landlord has not given or conceded to Tenant any other concessions, abatements or compromises with respect to the rental obligations under the Lease.

R. There are no offsets or credits against or defenses to payment of any monetary obligations payable under the Lease.

S. Except as provided in the Lease and identified above, Tenant does not have any options or rights to extend the Term or expand the Premises.  Tenant has no rights of first offer or refusal (or other rights) to purchase the Premises or any part thereof or all or any part of the real property of which the Premises are a part, or if it had any such right, the same has been waived and has terminated.

T. No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

U. Tenant has not assigned, sublet or otherwise transferred Tenant's interest in the Lease or the Premises to any party.

Exhibit H

V. To the best of Tenant's knowledge, the use, maintenance and operation of the Premises currently complies with all applicable federal, state, county or local statutes, laws, rules and regulations, including those relating to environmental, health or safety matters.

W. Tenant has not received notice of any alleged violation of any law governing the use or operation of the Premises and no outstanding writs, injunctions, decrees, orders or judgments are pending, or to the best of Tenant's knowledge, threatened, concerning the use, maintenance or operations of the Premises by Tenant, nor is the Tenant aware of the basis for any such proceeding.

X. The undersigned is authorized to execute this Certificate on behalf of Tenant.

Y. This Certificate and the Lease are legal, valid, binding and enforceable obligations of Tenant.

Tenant executes this Certificate with the understanding that Lessor is contemplating selling the Premises, and Landlord, Retail Opportunity Investment Corp., and their respective successors and assigns (including any mortgagee or beneficiary under a deed of trust or mortgage) will rely on this Certificate.

Dated: _____________________, 2010
TENANT:
_________________________________________,
a ________________________________________

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

Exhibit H

EXHIBIT I

Landlord’s Estoppel Certificate

The undersigned, as the landlord ("Landlord") under that certain lease dated ____________________, (the "Lease") with _________________________________ ("Tenant"), for certain premises ("Premises") located in the shopping center commonly known as Watt Towne Center ("Shopping Center") in the City of Sacramento State of California.  The undersigned understands that Retail Opportunity Investment Corp. has offered or committed to enter into a transaction with Landlord and has requested this certificate (this "Certificate") from the undersigned as a condition precedent to the consummation of such transaction and will therefore be relying upon the representations and warranties contained herein.

The undersigned hereby states, declares, represents, warrants and certifies as follows:

A. A copy of the Lease, with all modifications, amendments, supplements or changes, is attached hereto as Exhibit A and is a true and correct copy of the Lease and constitutes the only agreement between Landlord and Tenant with respect to the leased Premises.

B. The Lease (including all exhibits) is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

C. The Lease has not been modified, amended, supplemented or changed in any way, except as evidenced by the documents attached as Exhibit A and except as follows:  (if none, state none) _________________.

D. The Lease constitutes the entire agreement between Landlord and Tenant for the Premises, and there are no other agreements, written or oral, between Landlord and Tenant relating to the Premises.

E. Tenant has accepted possession of the Premises demised under the Lease and all items required to be performed by Landlord under the terms of the Lease, including construction of all improvements required therein, have been completed by Landlord within the time periods set forth in the Lease, and all required contributions by Landlord to Tenant on account of Tenant's improvements to the Premises have been paid in full.

F. The term ("Term") of the Lease commenced on ____________ and full rental is currently accruing thereunder.  The Term shall expire on ______________.  There are _______ remaining options to extend the Term for periods of __________ months each.

G. Neither Tenant nor Landlord has begun any action, or given or received any notice for the purpose of termination of the Lease.

Exhibit I

H. Tenant is currently paying monthly rent under the Lease in the amount of _____________ per month ("Base Rent"). The Base Rent under the Lease is current as of _________, 2010.  The next payment of Base Rent is due on ___________, 2010.

I. No Base Rent or other charges have been paid more than thirty (30) days in advance of its due date.

J. Tenant pays percentage rent (if any) under the Lease at the rate of ____% of Gross Sales ("Percentage Rent").

K. Tenant is currently paying additional rent under the Lease for Tenant's share of common area expenses, taxes and insurance in the amount of _________ per month ("Additional Rent").

L. The amount of Tenant's security deposit held by Landlord under the Lease is _____________ ("Security Deposit").

M. No default or event that, with the giving of notice or the passage of time, or both, would constitute a default on the part of the Landlord exists under the Lease, nor is the Landlord (to the best of its knowledge) aware of any default or event that with the passing of time or the giving of notice, or both, would constitute a default on the part of Tenant under the Lease.

N. The Landlord has not received notice of any assignment, hypothecation, mortgage or pledge of Tenant’s interest in the Lease or of any rents or other amounts due thereunder.

O. There is no period of free rent, rental abatement or reduction, except as set forth in the Lease, and Landlord has not given or conceded to Tenant any other concessions, abatements or compromises with respect to the rental obligations under the Lease.

P. There are no offsets or credits against or defenses to payment of any monetary obligations payable under the Lease.

Q. Except as provided in the Lease and identified above, Tenant does not have any options or rights to extend the Term or expand the Premises.  Tenant has no rights of first offer or refusal (or other rights) to purchase the Premises or any part thereof or all or any part of the real property of which the Premises are a part, or if it had any such right, the same has been waived and has terminated.

R. To the best of Landlord's knowledge, No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

S. To the best of Landlord's knowledge, Tenant has not assigned, sublet or otherwise transferred Tenant's interest in the Lease or the Premises to any party.

Exhibit I

T. To the best of Landlord's knowledge, the use, maintenance and operation of the Premises currently complies with all applicable federal, state, county or local statutes, laws, rules and regulations, including those relating to environmental, health or safety matters.

U. To the best of Landlord's knowledge, Tenant has not received notice of any alleged violation of any law governing the use or operation of the Premises and no outstanding writs, injunctions, decrees, orders or judgments are pending, or to the best of Landlord’s knowledge, threatened, concerning the use, maintenance or operations of the Premises by Tenant, nor is the Tenant aware of the basis for any such proceeding.

V. The undersigned is authorized to execute this Certificate on behalf of Landlord.

W. This Certificate and the Lease are legal, valid, binding and enforceable obligations of Landlord.

Landlord executes this Certificate with the understanding that Landlord is contemplating selling the Premises, and Retail Opportunity Investment Corp., and its respective successors and assigns (including any mortgagee or beneficiary under a deed of trust or mortgage) will rely on this Certificate.

Dated: _____________________, 2010
LANDLORD:
WATT ELKHORN ASSOCIATES, L.P., a
California limited partnership

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

 Exhibit I